UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 23, 2009
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 23, 2009, the Company entered into a term loan agreement with the Economic Development Board of the Republic of Singapore (“EDB”) that enables the Company to borrow up to 300 million Singapore Dollars at 5.38% (the “Term Loan”).  The Company is required to use the proceeds from the Term Loan to make equity contributions to its joint venture subsidiary, TECH Semiconductor Singapore Pte. Ltd. (“TECH”).  The Term Loan further requires that TECH use the proceeds from the Company’s equity contributions to purchase production assets and meet certain production milestones related to the implementation of advanced process manufacturing.  The Company can draw on the Term Loan for a period of one year from the first drawing date.  The Company expects to draw 150 million Singapore Dollars on February 27, 2009.  Interest only is payable quarterly until 36 months after the first drawing date, at which time the Term Loan becomes due and payable.  The Company is permitted to prepay the Term Loan without incurring prepayment penalties.  The Term Loan contains customary affirmative, negative and financial covenants, including, among other requirements, a restriction on TECH’s ability to create liens, incur indebtedness, make loans and change its business, a requirement that the Company maintain a certain percentage ownership of TECH’s shares, and a restriction on the Company’s ability to merge or consolidate.

In connection with the Term Loan, on February 23, 2009, the Company and TECH entered into a Mortgage and Charge Agreement with EDB (the “Agreement”).  Pursuant to the terms of the Agreement, the Company collateralized the Term Loan by pledging that portion of the Company’s shares in TECH equal to 66% of TECH’s outstanding shares.  Upon the Company’s repayment of the outstanding principal and interest (and any then-existing penalties), the pledge will be discharged.  The Agreement contains customary covenants, including, among other requirements, to make all payments that may become due with respect to the pledged shares, to not sell, encumber or dispose of the shares and to not do or allow anything that would depreciate, jeopardize or otherwise prejudice the value of the shares.  Upon an event of a default under the Term Loan that is continuing, the Agreement grants EDB, among other rights, the right to transfer to it full legal title to the shares and to sell the shares to satisfy the Company’s indebtedness under the Term Loan.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	February 26, 2009	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance